News Release

September 18, 2015                                R. Andrew Watts
Chief Financial Officer
                    (386) 239-5770

BROWN & BROWN, INC. ANNOUNCES
REALIGNMENT OF RETAIL DIVISION

(Daytona Beach, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) (“Brown & Brown”) today announced a realignment of its Retail Division. The new structure is intended to be more agile and will further leverage Brown & Brown’s national capabilities in order to deliver solutions to customers in its decentralized operating model and increase the opportunities for additional organic growth. Brown & Brown believes the new structure will be more responsive in providing robust solutions for our customers and more effective in advancing sales in the face of sustained rate pressure in the property and casualty insurance markets. In addition, the new structure will concentrate Brown & Brown’s efforts on certain focus areas across all Retail Division Profit Centers.

Brown & Brown’s Retail Division will continue to operate as one division but, effective immediately, it will have six distinct regions under the direction of Brown & Brown’s President and Chief Executive Officer, J. Powell Brown. As part of this new alignment, Richard A. Knudson, Jr., Thomas K. Huval, Anthony M. Grippa, Steve Denton and P. Barrett Brown, all of whom currently serve as Senior Vice Presidents in Brown & Brown’s Retail Division, will join Charles H. Lydecker as Regional Presidents and will have oversight responsibility for the newly created regions. In his new role as Regional President, Mr. Lydecker, who previously served as President of the Retail Division, will continue to report directly to Powell Brown and will retain primary responsibility for Brown & Brown’s Retail Division offices throughout Florida and the west coast of the United States. Mr. Lydecker will also continue to devote his efforts in enhancing his proven track record of recruitment and development of sales producers throughout the Retail Division.

“Brown & Brown started 75 years ago as a retail insurance agency in Daytona Beach,” said Powell Brown. “With the Retail Division representing more than half of Brown & Brown’s annualized revenue, it remains at the core of our identity and our overall business strategy. After lengthy and thoughtful discussions with Charlie Lydecker, we believe this evolution is the best strategy to adapt and change with market conditions in order to provide our customers with the best insurance products and services in the most agile and effective way possible.” said Brown.

About Brown & Brown, Inc. -

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance products and related services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, Brown & Brown is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. Brown & Brown’s Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those related to this realignment and organic growth in Brown & Brown’s Retail Division. These statements are not historical facts, but instead represent only Brown & Brown’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of Brown & Brown’s control. It is possible that Brown & Brown’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition contemplated by these forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to: material adverse changes in economic conditions in the middle market and in the general economy; changes to management’s strategy, including the future strategic decisions regarding its insurance carrier relationships and/or the products and services it offers its distribution partners; future regulatory actions and conditions in the states in which Brown & Brown conducts its business; competition from others in the insurance business; and the inherent uncertainty in making estimates, judgments, and assumptions in the preparation of financial statements in accordance with generally accepted accounting principles in the United States of America. Further information concerning Brown & Brown and its business, including factors that potentially could materially affect Brown & Brown’s financial results and condition, as well as its other achievements, is contained in Brown & Brown’s filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and Brown & Brown does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which Brown & Brown hereafter becomes aware.

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